Exhibit 10.1

Loan agreement

Party A: Hebei Zhongding Real Estate Development Co., Ltd.

Party B: Zhuolu Huada Real Estate Development Co., Ltd.

Each of Party A and Party B shall be referred to individually as a “Party” and collectively as the “Parties” herein

RECITALS

1.	Loan amount and Term

Party A provided a RMB 2,9750,000 loan (the “Loan”) to Party B with a term from August 6, 2014 to August 5, 2015.

2.	Interest rate:

Both Parties agree that the interest rate of Loan shall be 20% per annum.

3.	Governing Law and Dispute Resolution

This Loan Agreement shall be governed by PRC law. Any disputes under this agreement shall be settled at first through friendly consultation between the Parties hereto. In case no settlement can be reached through consultation, each Party shall have the right to submit such disputes to the people’s court at the place where the plaintiff is domiciled.

4.	Effectiveness

This Loan Agreement shall become effective upon the execution by authorized representatives of both Parties. This Loan Agreement shall be executed in duplicate, and each Party shall hold one original.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, this Supplementary Loan Agreement has been duly executed by both Parties as of the date first indicated above.

Party A: Hebei Zhongding Real Estate Development Co., Ltd.

                                                 (Seal)

Authorized Representative or Legal Representative

Signed/

Party B: Zhuolu Huada Real Estate Development Co., Ltd.

                                                 (Seal)

Authorized Representative or Legal Representative

Signed/